                                                                      Exhibit 23

The Board of Directors
O'Charley's Inc.


We consent to incorporation by reference in the registration statements (No. 33-39869, No. 33-39872, No. 33-51316, No. 33-51338, No. 333-63495 on Form S-8)
of O'Charley's Inc. of our report dated February 2, 2000, relating to the balance sheets of O'Charley's Inc. as of December 26, 1999 and December 27, 1998, and the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 26, 1999, which report appears in the December 26, 1999 annual report on Form 10-K of O'Charley's Inc.



                                                   /s/ KPMG LLP

Nashville, Tennessee
March 24, 2000